UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

VYSTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-53754	20-2027731
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

356 Shrewsbury Street Worcester, MA	01604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 791-9114

n/a

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Type of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common	VYST	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

By agreements executed on August 4, 2026, Vystar Corporation has entered into a joint venture (the “Joint Venture”) with Capital Realm, Inc. to acquire a 50% interest each in r3alm, Inc., a compliance-focused AI and Web3 financial ecosystem designed to bridge traditional finance and decentralized technologies. Under the transaction, R3alm received 8,371 shares of Vystar Series B preferred stock, convertible into 8,371,000 shares of common stock fully vested upon proof of intellectual property concept. The parties intend to jointly manage and further develop the project.

Capital R3alm has spent a decade building a 22-module platform and is being developed as a compliance-oriented financial technology ecosystem intended to bridge traditional finance and decentralized infrastructure. The platform is designed to span capital formation, tokenized assets, governance, trading infrastructure, treasury systems, investor access, identity, analytics, crowdfunding capabilities, and an AI-powered financial intelligence layer. R3EQ is planned as the ecosystem’s equity-linked digital ownership-layer token.

The R3alm ecosystem currently includes 22 planned modules spanning digital capital formation, tokenized real-world assets, digital securities infrastructure, governance systems, trading and liquidity tools, treasury capabilities, identity and wallet functions, collectibles infrastructure, analytics, and AI-powered financial intelligence. The platform is intended to support secure, transparent, and scalable financial products designed to expand investor access and support long-term market innovation.

The R3alm platform is intended to support multiple interconnected business lines, including digital capital formation, tokenized asset infrastructure, ecosystem governance, investor tools, treasury systems, and related applications for both business-to-business (B2B) and business-to-consumer (B2C) markets, serving investors, issuers, developers, enterprises, and end users operating in emerging digital financial markets. A key component of the ecosystem is R3EQ, the planned equity-linked digital share token associated with R3alm.

The R3alm platform is additionally focusing its ability to help small and micro-cap companies tokenize their stocks through a unique program, which, provides 24-hour domestic and international trading, combined with the liquidity of Crypto currency and traditional trading of the stock market. R3alm has the ability to help companies raise capital as well through this process, where most traditional avenues for small to micro-cap companies are closed. While this is only a small part of what our R3alm platform can do but certainly one of its most important features.

A copy of the Series B Preferred Stock Subscription Agreement, the Stock Purchase, Share Exchange and Equity Acquisition Agreement, the True Up Rights and 34% Ownership Maintenance Agreement and the Shareholders Agreement are attached as Exhibit 2.1, 10.1, 10.2, and 10.3 respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.10 is incorporate herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As part of the Joint Venture, in consideration for receipt of 50% interest in r3alm inc., Vystar issued ,8371 shares of Series B Preferred Stock, convertible into 8,371,000 shares of common stock (34%) fully vested upon proof of intellectual property concept. The issuance of the share to Capital Realm is exempt under Regulation D of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Series B Preferred Stock Subscription Agreement by and between Vystar Corporation and Capital Realm, Inc. dated July 28, 2026 (signed on August 4, 2026)

10.1	Stock Purchase, Share Exchange and Equity Acquisition Agreement by and between Vystar Corporation and Capital Realm, Inc., and r3alm inc., dated July 28, 2026 (signed on August 4, 2026)

10.2	True Up Rights and 34% Ownership Maintenance Agreement by and among Vystar Corporation and Capital Realm, Inc., dated July 28, 2026 (signed on August 4, 2026)

10.3	Shareholders Agreement by and among Capital Realm, Inc., Vystar Corporation and r3alm inc., dated July 28, 2026 (signed on August 4, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

Date: August 6, 2026	By:	/s/ Jamie Rotman
	Name:	Jamie Rotman
	Title:	President/Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Series B Preferred Stock Subscription Agreement by and between Vystar Corporation and Capital Realm, Inc. dated July 28, 2026 (signed on August 4, 2026)

10.1	Stock Purchase, Share Exchange and Equity Acquisition Agreement by and between Vystar Corporation and Capital Realm, Inc., and r3alm inc., dated July 28, 2026 (signed on August 4, 2026)

10.2	True Up Rights and 34% Ownership Maintenance Agreement by and among Vystar Corporation and Capital Realm, Inc., dated July 28, 2026 (signed on August 4, 2026)

10.3	Shareholders Agreement by and among Capital Realm, Inc., Vystar Corporation and r3alm inc., dated July 28, 2026 (signed on August 4, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)